As filed with the Securities and Exchange Commission on March 7, 2011
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VIASYSTEMS GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of incorporation or Organization)	75-2668620 (I.R.S. Employer Identification Number)

101 South Hanley Road
St. Louis, Missouri 63105
(314) 727-2087
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Daniel J. Weber
Vice President and General Counsel
101 South Hanley Road
St. Louis, Missouri 63105
(314) 746-2205
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
with a copy to:
R. Scott Cohen
Jones Day
2727 N. Harwood Street
Dallas, Texas 75201
(214) 220-3939
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

			Proposed
		Proposed Maximum	Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered(1)	Price per Share(1)	Offering Price(1)	Fee
Primary Offering:
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Subscription Rights
Warrants
Depositary Shares (2)
Purchase Contracts
Units (3)
Total Primary Offering:			$150,000,000	$17,415(4)
Secondary Offering:
Common Stock, par value $0.01 per share	15,562,558	$22.38	$348,290,048	$40,437(5)
Total:			$498,290,048	$57,852

(1)	Other than with respect to the secondary offering, there are being registered under this registration statement an indeterminate number of securities of the registrant with an aggregate initial offering price not to exceed $150,000,000. The securities may be offered from time to time in unspecified numbers and at indeterminate prices. Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this registration statement also covers such number of additional securities that may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(3)	Each unit will be issued under a unit agreement and will represent an interest in a combination of any two or more securities being registered hereby or debt obligations of third parties, including U.S. Treasury securities.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low sales prices of the registrant’s common stock as reported on the NASDAQ Global Market on March 4, 2011.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 7, 2011
PROSPECTUS
Viasystems Group, Inc.
$150,000,000
Common Stock
Preferred Stock
Subscription Rights
Warrants
Depositary Shares
Purchase Contracts
Units

15,562,558 Shares of Common Stock Offered by the Selling Stockholder
     We may offer and sell, from time to time in one or more offerings, any combination of common stock, par value $0.01 per share, preferred stock, par value $0.01 per share, subscription rights, warrants, depositary shares and purchase contracts, as well as units that include any of these securities or securities of other entities, having an aggregate initial offering price of up to $150,000,000. In addition, the selling stockholder identified in this prospectus, or any of its transferees, donees, pledgees or other successors, may offer and sell, from time to time, up to 15,562,558 shares of our common stock. We will not receive any proceeds from the sale of common stock by the selling stockholder, but we will incur expenses in connection with the sale of those shares. We and the selling stockholder may offer securities at the same time or in separate transactions.
     Each time we sell the securities hereunder, we will attach a supplement to this prospectus that contains specific information about the terms of the offering, including the price at which we are offering the securities to the public. The prospectus supplement may also add, update or change information contained or incorporated in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.
     The shares of common stock to be offered and sold by the selling stockholder, or any of its transferees, donees, pledgees or other successors, are being registered to permit the sale of these shares from time to time, in amounts, at prices and on terms determined at the time of offering. The shares of common stock being sold by the selling stockholder may be sold through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section of this prospectus entitled “Plan of Distribution.”
     Except in the case of offers and sales by the selling stockholder or any of its transferees, donees, pledges or other successors in circumstances described under “Plan of Distribution,” this prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.
     Our common stock is listed on the NASDAQ Global Market under the symbol “VIAS.” The last reported sale price of our common stock on March 4, 2011 was $22.25 per share.
     Investing in our securities involves risks. See “Risk Factors” on page 2.

     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2011.

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings. This prospectus provides certain general information about the securities that we may offer. Each time we sell securities under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering.
     The prospectus supplement may also add, update or change the information contained in this prospectus. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained in this prospectus. You should read and consider all information contained in this prospectus and any accompanying prospectus supplement in making your investment decision. You should read and consider the information contained in the documents identified under the heading “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”
     The selling stockholder also may use the shelf registration statement to sell an aggregate of 15,562,558 shares of our common stock from time to time in the public market. We will not receive any proceeds from the sale of common stock by the selling stockholder. The selling stockholder may deliver a supplement with this prospectus, if required, to update the information contained in this prospectus. The selling stockholder may sell its shares of common stock through any means described in the section entitled “Plan of Distribution” or in an accompanying prospectus supplement. As used herein, the term “selling stockholder” includes the selling stockholder and any of its transferees, donees, pledgees or other successors.
     We and the selling stockholder have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do they constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities sold on a later date.
     In this prospectus, unless otherwise specified or the context otherwise requires, “Viasystems,” “the Company,” “we,” “us” and “our” refer to Viasystems Group, Inc. and its subsidiaries.

OUR COMPANY
     We are a leading worldwide provider of complex multi-layer printed circuit boards (“PCBs”) and electro-mechanical solutions (“E-M Solutions”). PCBs serve as the “electronic backbone” of almost all electronic equipment, and our E-M Solutions products and services integrate PCBs and other components into finished or semi-finished electronic equipment, which include custom and standard metal enclosures, metal cabinets, metal racks and sub-racks, backplanes, cable assemblies and busbars.
     On February 16, 2010, we acquired Merix Corporation (“Merix”) in a transaction pursuant to which Merix became a wholly owned subsidiary of Viasystems (the “Merix Acquisition”), which (i) increased our PCB manufacturing capacity by adding four additional PCB production facilities, (ii) added North American PCB quick-turn production capability and (iii) added military and aerospace to our already diverse end-user markets. In connection with the Merix Acquisition, we recapitalized our company, including the conversion of all outstanding shares of preferred stock to common stock, and our common stock was listed on the NASDAQ Global Market under the symbol “VIAS.”
     The products we manufacture include, or can be found in, a wide variety of commercial products, including automotive engine controls, hybrid converters, automotive electronics for navigation, safety, entertainment and anti-lock braking systems, telecommunications switching equipment, data networking equipment, computer storage equipment, electronic defense and aerospace systems, wind and solar energy applications and several other complex industrial, medical and technical instruments. Our broad offering of E-M Solutions products and services includes component fabrication, component integration, and final system assembly and testing. These services can be bundled with our PCBs to provide an integrated solution to our customers.
     We are headquartered in St. Louis, Missouri. The mailing address for our headquarters is 101 South Hanley Road, St. Louis, Missouri 63105, and our telephone number at that location is (314) 727-2087. We can also be reached at our website, www.viasystems.com (which is not intended to be an active hyperlink in this prospectus). The contents of our website are not part of this prospectus and the reference to our website does not constitute incorporation by reference into the prospectus or any accompanying prospectus supplement of the information contained therein.
RISK FACTORS
     You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), incorporated by reference herein, before making an investment decision. For more information, see “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS
     Some of the statements contained in this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and 21E of the Exchange Act, including, in particular, statements about our plans, strategies and prospects and industry estimates. These statements identify prospective information and include words such as “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project” and similar expressions. Forward-looking statements are based on information available to us as of the date of this prospectus. Current expectations, forecasts and assumptions involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated by these forward-looking statements. We caution you therefore that you should not rely on any of these forward-looking statements as statement of historical fact or as guarantees of future performance.
     Factors that could cause actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to:
•	declines in gross margin as a result of excess capacity;

•	our significant reliance on net sales to our largest customers;

•	fluctuations in our operating results;

•	our history of losses;

•	our reliance on the automotive industry and the telecommunications and networking industries;

•	risks associated with the credit risk of our customers and suppliers;

•	influence of significant stockholders;

•	our qualification as a “controlled company” within the meaning of the rules of NASDAQ;

•	our significant foreign operations and risks relating to currency fluctuations;

•	relations with and regulations imposed by the Chinese government, including power rationing;

•	our dependence on the electronics industry, which is highly cyclical and subject to significant downturns in demand;

•	shortages of, or price fluctuations with respect to, raw materials and increases in oil prices;

•	our ability to compete in a highly competitive industry and to respond to rapid technological changes;

•	reduction in, or cancellation of, customer orders;

•	risks associated with manufacturing defective products and failure to meet quality control standards;

•	uncertainty and adverse changes in the economy and financial markets;

•	risks relating to success of PCB manufacturers in Asia;

•	failure to maintain good relations with minority investors in China;

•	failure to align manufacturing capacity with customer demand;

•	damage to our manufacturing facilities or information systems;

•	loss of key personnel and high employee turnover;

•	risks associated with governmental and environmental regulation, including regulation associated with climate change and greenhouse gas emissions;

•	our exposure to income tax fluctuations;

•	failure to comply with, or expenses related to compliance with, export laws or other laws applicable to our foreign operations, including the FCPA;

•	our ability to renew leases of our manufacturing facilities;

•	risks associated with future restructuring charges; and

•	risks relating to our substantial indebtedness.
     The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus and other reports we file with the SEC, including the information in “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the year ended December 31, 2010. There may be other factors that may cause our actual results to differ materially from the forward-looking statements. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. We undertake no obligation to publicly update or revise any forward-looking statement.

DESCRIPTION OF CAPITAL STOCK
     The following description of the material terms of our capital stock does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation and bylaws, which documents are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). All references within this section to common stock or preferred stock mean our common stock or preferred stock, respectively, unless otherwise noted.
Authorized Capital Stock
     We are authorized to issue 125,000,000 shares of capital stock, consisting of 100,000,000 shares of common stock, par value $0.01 per share, and 25,000,000 shares of preferred stock, par value $0.01 per share. As of March 4, 2011, there were 20,392,604 shares of our common stock and no shares of our preferred stock issued and outstanding.
Description of Common Stock
     Voting Rights
     Except as otherwise provided by law, each share of common stock has identical rights and privileges in every respect. The holders of shares of common stock are entitled to vote upon all matters submitted to a vote of the stockholders and are entitled to one vote for each share of common stock held. Our stockholders are not entitled to cumulative voting of their shares in elections of directors.
     Dividends
     Subject to any prior rights and preferences applicable to shares of preferred stock, the holders of shares of common stock are entitled to receive dividends as may be declared by our board of directors from time to time out of funds legally available.
     Liquidation Rights
     In the event of any voluntary or involuntary liquidation, dissolution or winding up of Viasystems, after distribution in full of any preferential amounts to be distributed to the holders of preferred stock and subject to the rights of the holders of preferred stock to participate, the holders of our common stock will be entitled to receive all of the remaining assets of Viasystems available for distribution to its stockholders, ratably in proportion to the number of shares of common stock held by them.
     Preemptive Rights
     The holders of common stock do not have any preemptive right to subscribe for, purchase or otherwise acquire shares of any class or series of our capital stock.
     Transfer Agent and Registrar
     The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.
     Anti-takeover Provisions
     The DGCL and our bylaws contain provisions which could discourage or make more difficult a change of control of Viasystems without the support of the board of directors. A summary of these provisions follows.
          Notice Provisions Relating to Stockholder Proposals and Nominees
     Our bylaws contain provisions requiring stockholders to give us advance written notice of a proposal or director nomination in order to have the proposal or the nominee considered at an annual meeting of stockholders. The notice must usually be given not earlier than 120 days and not later than 90 days before the first anniversary of the preceding year’s annual meeting. The notice must also contain the information specified in our bylaws.

     Stockholders must also give advance written notice to us of director nominations in order to have the nominee considered at a special meeting of stockholders at which directors are to be elected pursuant to the notice of meeting. The notice must usually be given not earlier than 120 days and not later than 90 days before the special meeting.
     Under our certificate of incorporation and bylaws, a special meeting of stockholders may be called by the chairman of the board, the board of directors (pursuant to a resolution adopted by a majority of directors) or our president. However, for so long as VG Holdings, LLC (“VG Holdings”) owns 35% or more of our outstanding capital stock, then, subject to certain conditions, a special meeting must be called by the board of directors upon written request of one or more record holders of our shares of capital stock representing not less than 35% of the total number of shares entitled to vote on the matters to be brought before the proposed special meeting.
          Provisions Regarding Written Consent of Stockholders
     Under our certificate of incorporation and bylaws, as long as VG Holdings own 50% or more of our outstanding capital stock, any action required or permitted to be taken by the stockholders may be taken without a meeting if a consent in writing, setting forth the action taken, is signed by the holders of record of our capital stock having not less than the minimum number of votes that would be necessary to authorize the action at a meeting at which the holders of all shares of capital stock authorized to vote on the action were present and voted. If VG Holdings owns less than 50% of the outstanding shares of our capital stock, then no action may be authorized by the stockholders without a meeting except for action taken with the unanimous consent of all holders of capital stock authorized to vote on the action.
          Business Combinations
     We are a Delaware corporation subject to Section 203 of DGCL. Section 203 provides that, subject to certain exceptions specified in the law, a Delaware corporation may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder unless:
•	prior to such time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•	at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote (at a stockholder meeting and not by written consent) of the holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.
     Generally, pursuant to the DGCL, a “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years did own, 15% or more of our voting stock.
     Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three year period. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with its board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Description of Preferred Stock
     The preferred stock may be issued from time to time in one or more classes or series, the shares of each class or series to have the designations and powers, preferences, rights, qualifications, limitations and restrictions thereof as are stated and expressed in our certificate of incorporation and in the resolution or resolutions providing for the issuance of that class or series adopted by our board of directors.
     The board of directors has the authority to create one or more classes or series of preferred stock and, with respect to each class or series, to fix and state the following:
•	the voting rights of the class or series;

•	the number of shares constituting the class or series and the designation of the class or series;

•	the preferences, and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

•	whether or not the shares of the class or series will be redeemable at our option or the holders of the class or series or upon a specified event, and, if redeemable, the redemption price or prices and the time or times at which the shares will be redeemable;

•	whether or not the shares of the class or series will be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of the shares for retirement, and if retirement or sinking funds are to be established, the annual amount of those funds;

•	the dividend rate, the conditions upon which and the times when dividends are payable, the preference to the payment of dividends payable on any other class or series of stock, whether the dividends will be cumulative, and if cumulative, the date from which the dividends will accumulate;

•	the preferences, if any, and the amounts of those preferences which the holders of the class or series will be entitled to receive upon the voluntary or involuntary dissolution of Viasystems, or upon any distribution of our assets;

•	whether or not the shares of the class or series will be convertible into or exchangeable for, the shares of any other class or series of stock, and the conversion price or ratio or rate at which the exchange may be made; and

•	other special rights and protective provisions as our board of directors deems advisable.
     The shares of each class or series of preferred stock may vary from the shares of any other class or series in any or all of the foregoing respects. Our board of directors may increase or decrease the number of shares of the preferred stock designated for any existing class or series by a resolution adding or subtracting from the class or series; provided, however, that the board of directors may not decrease the number of shares of any existing class or series to a number less than the number of shares of that class or series then issued and outstanding.

DESCRIPTION OF SUBSCRIPTION RIGHTS
     We may issue to our stockholders subscription rights to purchase our common stock, preferred stock, depositary shares or other securities. These subscription rights may be issued independently or together with any other security offered by us under this prospectus and may or may not be transferable by the stockholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.
     The applicable prospectus supplement relating to any subscription rights will describe the terms of the offered subscription rights, including, where applicable, the following:
•	the exercise price for the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights will commence and the date on which the right will expire;

•	the extent to which the subscription rights include an over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement entered into by us in connection with the subscription rights offering.
     The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF WARRANTS
     We may issue warrants for the purchase of common stock, preferred stock, depositary shares or any combination thereof. We may issue warrants independently or together with any other securities offered by us under any prospectus supplement. Warrants may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement we will enter into with a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the series of warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.
     The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:
•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, number or principal amount and terms of the common stock, preferred stock and/or depositary shares purchasable upon exercise of the warrants;

•	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

•	the date, if any, on and after which the warrants and the related underlying securities will be separately transferable;

•	the price at which each underlying security purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
DESCRIPTION OF DEPOSITARY SHARES
     We may offer depositary shares (either separately or together with other securities) representing fractional shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the security related to the depositary shares, we will deposit the shares of preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, repayment at maturity, subscription and liquidation rights).

DESCRIPTION OF PURCHASE CONTRACTS
     We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or varying number of shares of our common stock or preferred stock, depositary shares, warrants or securities of a third party, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of shares of our common stock or preferred stock, depositary shares, warrants or other property. The price per share of preferred stock or common stock or price of other securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of our other securities described in this prospectus or securities of third parties, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a specified manner that we will file with the SEC in connection with a public offering relating to the purchase contracts.
     The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:
•	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.
DESCRIPTION OF UNITS
     We may issue units comprising one or more securities described in this prospectus in any combination. Units may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.
     The applicable prospectus supplement will describe the terms of any units in respect of which this prospectus is being delivered, including, to the extent applicable, the following:
•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

USE OF PROCEEDS
     Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, which may include, among other things, repayment of debt, capital expenditures, the financing of possible business expansions and acquisitions, increasing our working capital and the financing of ongoing operating expenses and overhead.
     We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder.
SELLING STOCKHOLDER
     All of the shares of common stock registered for sale by the selling stockholder pursuant to this prospectus are shares owned by VG Holdings. In connection with the Merix Acquisition, affiliates of HM Capital Partners LLC, affiliates of GSC Group, Inc. and TCW Shared Opportunities Fund III, L.P (collectively, the “Funds”) formed VG Holdings pursuant to the terms of a recapitalization agreement, dated October 6, 2009, between the Funds and the Company.
     In connection with the closing of the Merix Acquisition, we entered into a stockholder agreement with VG Holdings. Under the stockholder agreement, VG Holdings has certain registration rights related to shares of our common stock. The registration rights include, subject to the conditions set forth in the stockholder agreement, the right to (i) request registration of its shares of the Company’s common stock up to three times, (ii) “piggyback” on any registration statement that we file on an unlimited basis, and (iii) request registration of its shares of our common stock up to twice a year, if we are eligible to file a registration statement on Form S-3. Pursuant to VG Holding’s rights under the stockholder agreement, we are registering 15,562,558 shares of common stock for sale by VG Holdings pursuant to this prospectus. For more information on the stockholder agreement, see “Note 2. The 2010 Recapitalization” to our consolidated financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference in this prospectus and registration statement.
     The following table sets forth information with respect to VG Holdings and the shares of common stock it beneficially owns, including shares that may be offered under this prospectus. Because VG Holdings may offer all or some portion of the common stock, no estimate can be given as to the amount of the common stock that will be held by VG Holdings upon completion of this offering. For purposes of the table below, however, we have assumed that after completion of this offering, none of the shares covered by the prospectus will be held by VG Holdings.

				Percent of Beneficial
	Beneficial Ownership	Number of Shares	Beneficial Ownership	Ownership After
Name of Selling Stockholder	Prior to Offering	Offered	After Offering	Offering
VG Holdings, LLC	15,562,558	15,562,558	—	—

RATIO OF EARNINGS TO
COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS
     The following table sets forth our ratio of earnings to combined fixed charges and preference security dividends for the years ended December 31, 2010, 2009, 2008, 2007 and 2006. For the purpose of calculating the ratio, “earnings” represents the sum of income or losses before taxes from continuing operations and fixed charges, less the noncontrolling interest in pre-tax income of subsidiaries. “Fixed charges” consist of interest expensed, amortized costs and expenses related to indebtedness and an estimate of the interest within rental expense. “Preference Security Dividends” is the amount of pre-tax earnings that is required to pay the dividends on outstanding preferred stock. During the periods presented, the Company’s preferred stock did not pay or accrue cash dividends.

	Year Ended December 31,
	2010	2009	2008	2007	2006
Ratio of earnings to combined fixed charges and preference security dividends(1)	1.8x	—	—	1.0x	—

(1)	For the years ended December 31, 2009, 2008 and 2006, the ratio was less than 1.0x. To achieve a ratio of 1.0x, additional pre-tax earnings would have been required in the amount of $47.0 million, $10.5 million and $7.1 million, respectively.

PLAN OF DISTRIBUTION
     We and the selling stockholder may, from time to time, sell, transfer or otherwise dispose of any or all of the securities offered by this prospectus or any applicable prospectus supplement on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.
     We and the selling stockholder may sell the securities that may be offered by this prospectus:
•	through agents;

•	to or through underwriters;

•	to or through broker-dealers (acting as agent or principal);

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market, on an exchange, or otherwise;

•	directly to purchasers, through a specific bidding or auction process or otherwise;

•	through a combination of any such methods of sale; or

•	by any other method permitted pursuant to applicable law.
     To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.
     We or the selling stockholder may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. We may include shares of the selling stockholder in conjunction with underwritten sales by us of our securities.
     If we or the selling stockholder use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions stated in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities of that series are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
     The selling stockholder and underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement, if required, will identify any underwriters, dealers or agents and will describe their compensation. We or the selling stockholder may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.
     We or the selling stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the selling stockholder or borrowed from us, the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. We or the selling stockholder may also loan or pledge securities covered by this prospectus and any applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any applicable prospectus supplement (or a post-effective amendment).
     Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
     The selling stockholder is subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholder. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.
     We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
     In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.
     If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.
     We have agreed to indemnify the selling stockholder against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

LEGAL MATTERS
     Jones Day, Dallas, Texas, has issued an opinion with respect to the validity of the securities to be offered by this prospectus. If counsel for any underwriters passes on legal matters in connection with an offering of the securities described in this prospectus, we will name that counsel in the prospectus supplement relating to that offering.
EXPERTS
     The consolidated financial statements of Viasystems Group, Inc. and subsidiaries appearing in Viasystems Group, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2010, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
     The audited consolidated financial statements and schedule of Merix Corporation as of May 30, 2009 and May 31, 2008 and for each of the three years in the period ended May 30, 2009, incorporated by reference in this prospectus and registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.
WHERE YOU CAN FIND MORE INFORMATION
     We are subject to the reporting requirements of the Exchange Act, and in accordance therewith file reports, including annual and quarterly reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Further information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, such reports, proxy statements and other information may be accessed through the SEC Internet website located at http://www.sec.gov.
     This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act for the registration under the Securities Act of the securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is hereby made to the registration statement which contains further information with respect to our company and our securities. Statements herein concerning the provisions of documents filed as exhibits to the registration statement are necessarily summaries of such documents, and each such statement is qualified by reference to the copy of the applicable document filed with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     We incorporate by reference in this prospectus the documents listed below, each of which should be considered an important part of this prospectus.
•	Our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 9, 2011, including those portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 7, 2011 and incorporated by reference therein;

•	Our current report on Form 8-K filed with the SEC on February 15, 2011 and our current report on Form 8-K/A filed with the SEC March 7, 2011;

•	The audited consolidated balance sheets of Merix as of May 30, 2009 and May 31, 2008 and the consolidated statements of operations, shareholders’ equity and comprehensive income (loss) and cash flows for the fiscal years ended May 30, 2009, May 31, 2008 and May 26, 2007, and the notes related thereto included in Item 8 of Merix’ Annual Report on Form 10-K for the fiscal year ended May 30, 2009, filed with the SEC on July 30, 2009;

•	The unaudited consolidated balance sheet of Merix as of November 28, 2009 and the unaudited consolidated statements of operations, shareholders’ equity and comprehensive income (loss) and cash flows for the six months ended November 28, 2009 and November 29, 2008, and the notes related thereto included in Item 1 of Merix’ Quarterly Report on Form 10-Q for the period ended November 28, 2009, filed with the SEC on January 5, 2010; and

•	The description of our common stock, par value $0.01 per share, contained in our Registration Statement on Form S-4 (Registration No. 333-163040), as amended, which description is incorporated by reference into our Form 8-A filed with the SEC on February 12, 2010 (as amended on February 17, 2010) and any amendment or report filed for the purpose of further updating such description.
     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
     You may obtain, free of charge, a copy of any of our filings (other than exhibits to these documents, unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:
101 South Hanley Road
St. Louis, Missouri 63105
(314) 746-2205

Viasystems Group, Inc.
$150,000,000
Common Stock
Preferred Stock
Subscription Rights
Warrants
Depositary Shares
Purchase Contracts
Units

15,562,558 Shares of Common Stock Offered by the Selling Stockholder

PROSPECTUS

, 2011
You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the costs and expenses to be paid by us in connection with the sale of the shares of common stock being registered hereby. All amounts are estimates except for the Securities and Exchange Commission, or SEC, registration fee and the FINRA registration fee.

Securities and Exchange Commission registration fee		$57,852
FINRA registration fee		50,329
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent fees		*
Printing and miscellaneous expenses		*

Total	$	*

*	Estimated expenses are presently not known and cannot be estimated.
Item 15. Indemnification of Directors and Officers.
     Under Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Section 145 of the DGCL also provides that a corporation has the power to maintain insurance on behalf of its directors and officers against any liability asserted against those persons and incurred by them in their capacity as directors or officers, as applicable, whether or not the corporation would have the power to indemnify them against liability under the provisions of Section 145 of the DGCL.
     Article Eleven of our third amended and restated certificate of incorporation and Article VIII of our second amended and restated bylaws provide that we will indemnify our directors, officers, employees and agents to the fullest extent permitted under the DGCL (as now or hereafter in effect). The right to indemnification includes the right to be paid expenses incurred in investigating or defending any threatened, pending or completed action, suit or proceeding in advance of its final disposition to the maximum extent permitted under the DGCL. The right to indemnification under this provision will inure to the benefit of the director’s, officer’s, employee’s or agent’s heirs, executors, administrators and personal representatives and is not exclusive of any other right which the director or officer has under any other law or agreement.
     As permitted by Section 102(b)(7) of the DGCL, Article Twelve of our third amended and restated certificate of incorporation and Article VIII of our second amended and restated bylaws provide that a director will not be personally liable to us or our stockholders for monetary damages for breach of the director’s fiduciary duty, except for liability of a director (i) for breach of the director’s duty of loyalty to us and our stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, (iii) under Section 174 (relating to the unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (iv) for actions leading to improper personal benefit to the director.

     Section 8.4 of our second amended and restated bylaws provides that we have the power to purchase and maintain insurance on behalf of our directors, officers, employees and agents against liability asserted against those individuals arising out of their status as director, officer, employee or agent, as applicable, regardless of whether we could otherwise indemnify those persons.
     We maintain an officer’s and director’s liability insurance policy insuring our officers and directors against certain liabilities and expenses incurred by them in their capacities as such, and insuring us under certain circumstances, in the event that indemnification payments are made to such officers and directors.
     The foregoing summaries are necessarily subject to the complete text of the DGCL, our third amended and restated certificate of incorporation and our second amended and restated bylaws.
Item 16. Exhibits and Financial Statement Schedules.
     (a) The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

*1.1	Form of Underwriting Agreement.

4.1	Third Amended and Restated Certificate of Incorporation of Viasystems Group, Inc. (filed as Exhibit 3.2 to our Current Report on Form 8-K filed with the SEC on February 17, 2010).

4.2	Second Amended and Restated Bylaws of Viasystems Group, Inc. (filed as Exhibit 3.3 to our Current Report on Form 8-K filed with the SEC on February 17, 2010).

4.3	Specimen Common Stock Certificate (filed as Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on February 17, 2010).

*4.4	Form of Certificate of Designations for Preferred Stock of Viasystems Group, Inc.

*4.5	Form of Certificate for Preferred Stock.

*4.6	Form of Subscription Rights Agreement.

*4.7	Form of Subscription Rights Certificate.

*4.8	Form of Warrant.

*4.9	Form of Warrant Agreement.

*4.10	Form of Depositary Receipt.

*4.11	Form of Depositary Agreement.

*4.12	Form of Purchase Contract.

*4.13	Form of Unit Certificate.

*4.14	Form of Unit Agreement.

5.1	Opinion of Jones Day.

12.1	Statement Regarding Calculation of Ratio of Earnings to Combined Fixed Charges and Preference Dividends.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Grant Thornton LLP.

23.3	Consent of Jones Day (included in Exhibit 5.1).

99.1	Agreement, dated as of October 3, 2002, by and between Viasystems Technologies Corp., L.L.C. and Richard B. Kampf.

99.2	Agreement, dated as of January 31, 2000, by and between Viasystems Group, Inc. and Brian Barber.

*	To be filed as an amendment or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.

Item 17. Undertakings.
     The undersigned registrant hereby undertakes:
     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act to any purchaser,
     (i)(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
     (5) That, for purposes of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) That, for purposes of determining liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities shall be deemed to be the initial bona fide offering thereof.
     (c) That insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Louis, State of Missouri, on this 7th day of March, 2011.

VIASYSTEMS GROUP, INC.
By:	/s/ Gerald G. Sax
Gerald G. Sax
Senior Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 7, 2011.

Signature	Title

/s/ David M. Sindelar David M. Sindelar	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Timothy L. Conlon Timothy L. Conlon	President, Chief Operating Officer and Director

/s/ Gerald G. Sax Gerald G. Sax	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Christopher R. Isaak Christopher R. Isaak	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ Christopher J. Steffen Christopher J. Steffen	Chairman of the Board of Directors

/s/ Michael D. Burger Michael D. Burger	Director

/s/ Robert F. Cummings, Jr. Robert F. Cummings, Jr.	Director

/s/ Kirby A. Dyess Kirby A. Dyess	Director

/s/ Peter Frank Peter Frank	Director

/s/ Jack D. Furst Jack D. Furst	Director

/s/ Edward Herring Edward Herring	Director

/s/ William C. McCormick William C. McCormick	Director

/s/ Richard A. McGinn Richard A. McGinn	Director

/s/ John K. Pruellage John K. Pruellage	Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

*1.1	Form of Underwriting Agreement.

4.1	Third Amended and Restated Certificate of Incorporation of Viasystems Group, Inc. (filed as Exhibit 3.2 to our Current Report on Form 8-K filed with the SEC on February 17, 2010).

4.2	Second Amended and Restated Bylaws of Viasystems Group, Inc. (filed as Exhibit 3.3 to our Current Report on Form 8-K filed with the SEC on February 17, 2010).

4.3	Specimen Common Stock Certificate (filed as Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on February 17, 2010).

*4.4	Form of Certificate of Designations for Preferred Stock of Viasystems Group, Inc.

*4.5	Form of Certificate for Preferred Stock.

*4.6	Form of Subscription Rights Agreement.

*4.7	Form of Subscription Rights Certificate.

*4.8	Form of Warrant.

*4.9	Form of Warrant Agreement.

*4.10	Form of Depositary Receipt.

*4.11	Form of Depositary Agreement.

*4.12	Form of Purchase Contract.

*4.13	Form of Unit Certificate.

*4.14	Form of Unit Agreement.

5.1	Opinion of Jones Day.

12.1	Statement Regarding Calculation of Ratio of Earnings to Combined Fixed Charges and Preference Dividends.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Grant Thornton LLP.

23.3	Consent of Jones Day (included in Exhibit 5.1).

99.1	Agreement, dated as of October 3, 2002, by and between Viasystems Technologies Corp., L.L.C. and Richard B. Kampf.

99.2	Agreement, dated as of January 31, 2000, by and between Viasystems Group, Inc. and Brian Barber.

*	To be filed as an amendment or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.